                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.3

                           PSYCHIATRIC SOLUTIONS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                                PAGE
                                                                                                                ----
Report of Independent Registered Public Accounting Firm                                                          F-2
Consolidated Financial Statements:
Consolidated Balance Sheets, December 31, 2003 and 2002                                                          F-3
Consolidated Statements of Income for the years ended December 31, 2003, 2002 and 2001                           F-4
Consolidated Statements of Stockholders' Equity for the years ended December 31, 2003, 2002 and 2001             F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001                       F-6
Notes to Consolidated Financial Statements                                                                       F-8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Psychiatric Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Psychiatric Solutions, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Psychiatric Solutions, Inc. at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting in 2001 for goodwill and intangible assets.


                                         /s/ Ernst & Young LLP


Nashville, Tennessee
March 3, 2004, except for Note 4
as to which the date is November 22, 2004

                           PSYCHIATRIC SOLUTIONS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                     December 31,
                                                                               -----------------------
                                                                                 2003           2002
                                                                               ---------      --------
                                           ASSETS
Current assets:
       Cash                                                                    $  44,954      $  2,392
       Accounts receivable, less allowance for doubtful accounts of
             $7,491 and $5,284, respectively                                      56,617        19,473
       Prepaids and other                                                         11,075         2,219
                                                                               ---------      --------
Total current assets                                                             112,646        24,084
Property and equipment:
       Land                                                                       23,088         6,808
       Buildings                                                                 123,005        25,475
       Equipment                                                                  10,023         3,253
Less accumulated depreciation                                                     (6,527)       (1,989)
                                                                               ---------      --------
                                                                                 149,589        33,547
Cost in excess of net assets acquired                                             68,970        28,822
Contracts, net                                                                     2,850           607
Other assets                                                                      13,603         3,078
                                                                               ---------      --------
Total assets                                                                   $ 347,658      $ 90,138
                                                                               =========      ========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                                        $  11,417      $  3,338
       Salaries and benefits payable                                              13,074         4,825
       Other accrued liabilities                                                  19,979         6,482
       Revolving line of credit                                                     --           5,383
       Current portion of long-term debt                                           1,023         1,687
                                                                               ---------      --------
Total current liabilities                                                         45,493        21,715
Long-term debt, less current portion                                             173,980        36,752
Deferred tax liability                                                             6,762           258
Other liabilities                                                                  4,779           864
                                                                               ---------      --------
Total liabilities                                                                231,014        59,589
Series A convertible preferred stock, $0.01 par value, 6,000 shares authorized; 4,545 and 0 shares issued and outstanding,
       respectively                                                               25,316          --
Stockholders' equity:
       Common stock, $0.01 par value, 48,000 shares authorized;
             11,937 and 7,739 issued and outstanding, respectively                   119            77
       Additional paid-in capital                                                 91,423        35,008
       Notes receivable from stockholders                                           (338)         (259)
       Accumulated unrealized losses                                                  (4)         --
       Accumulated earnings (deficit)                                                128        (4,277)
                                                                               ---------      --------
Total stockholders' equity                                                        91,328        30,549
                                                                               ---------      --------
Total liabilities and stockholders' equity                                     $ 347,658      $ 90,138
                                                                               =========      ========





                             See accompanying notes.

                           PSYCHIATRIC SOLUTIONS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                   (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


                                                               Year Ended December 31,
                                                         -------------------------------------
                                                           2003           2002          2001
                                                         ---------      ---------      -------
Revenue                                                  $ 284,946      $ 113,912      $43,999

Salaries, wages and employee benefits                      147,069         62,326       26,183
Professional fees                                           32,466         14,373        7,039
Supplies                                                    16,371          5,325        1,241
Rentals and leases                                           4,043            870          328
Other operating expenses                                    43,855         15,148        2,714
Provision for bad debts                                      6,315          3,681          662
Depreciation and amortization                                5,734          1,770          945
Interest expense                                            14,781          5,564        2,660
Loss on refinancing long-term debt                           4,856             86        1,237
Change in valuation of put warrants                            960           --           --
Change in reserve of stockholder notes                        (545)            92         --
                                                         ---------      ---------      -------
                                                           275,905        109,235       43,009
                                                         ---------      ---------      -------
Income from continuing operations
       before income taxes                                   9,041          4,677          990
       Provision for (benefit from) income taxes             3,800         (1,007)        --
                                                         ---------      ---------      -------
Income from continuing operations                            5,241          5,684          990
(Loss) income from discontinued operations,
       net of income tax benefit of $15 for 2003 and
       income tax provision of $223 for 2001                   (25)          --          1,588
                                                         ---------      ---------      -------
Net income                                                   5,216          5,684        2,578
Accrued preferred stock dividends                              811           --           --
                                                         ---------      ---------      -------
Net income available to common stockholders              $   4,405      $   5,684      $ 2,578
                                                         =========      =========      =======

Basic earnings per share:
       Income from continuing operations                 $    0.53      $    0.93      $  0.20
       Income from discontinued operations                    --             --           0.31
                                                         ---------      ---------      -------
Net income                                               $    0.53      $    0.93      $  0.51
                                                         =========      =========      =======

Diluted earnings per share:
       Income from continuing operations                 $    0.44      $    0.86      $  0.19
       Income from discontinued operations                    --             --           0.30
                                                         ---------      ---------      -------
Net income                                               $    0.44      $    0.86      $  0.49
                                                         =========      =========      =======

Shares used in computing per share amounts:
       Basic                                                 8,370          6,111        5,010
       Diluted                                              11,749          6,986        5,309






                             See accompanying notes.

                           PSYCHIATRIC SOLUTIONS, INC.
                  CONSOLIDATED STATEMENTS STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)



                                                                                       Notes
                                                   Common Stock         Additional  Receivable Accumulated  Accumulated
                                                 -----------------       Paid-In       from    Unrealized     Earnings
                                                 Shares      Amount      Capital   Stockholders  Losses      (Deficit)      Total
                                                 -------     ------      --------  ------------  ------      --------      --------
Balance at December 31, 2000                       5,085      $  51      $ 18,723       $--        $--       $(12,539)     $  6,235
      Common stock issued                              4       --             720        --         --           --             720
      Reacquired common stock                        (99)        (1)         (294)       --         --           --            (295)
      Net income                                    --         --            --          --         --          2,578         2,578
                                                 -------      -----      --------       -----      ---       --------      --------
Balance at December 31, 2001                       4,990         50        19,149        --         --         (9,961)        9,238
      Common stock and options issued with
        PMR merger                                 2,421         24        15,361        (259)      --           --          15,126
      Value of warrants issued                      --         --             330        --         --           --             330
      Exercise of stock options and warrants         328          3            50        --         --           --              53
      Issuance of stock options                     --         --             118        --         --           --             118
      Net income                                    --         --            --          --         --          5,684         5,684
                                                 -------      -----      --------       -----      ---       --------      --------
Balance at December 31, 2002                       7,739         77        35,008        (259)      --         (4,277)       30,549
      Issuance of common stock                     3,272         33        48,864        --         --           --          48,897
      Conversion of convertible debt                 538          5         4,580        --         --           --           4,585
      Payment of notes receivable from
        stockholders with stock                      (48)      --            (483)        466       --           --             (17)
      Change in reserve on stockholder notes        --         --            --          (545)      --           --            (545)
      Exercise of stock options and warrants         436          4         3,454        --         --           --           3,458
      Unrealized loss on investments
        available for sale                          --         --            --          --         (4)          --              (4)
      Net income available to common
        stockholders                                --         --            --          --         --          4,405         4,405
                                                 -------      -----      --------       -----      ---       --------      --------
Balance at December 31, 2003                      11,937      $ 119      $ 91,423       $(338)     $(4)      $    128      $ 91,328
                                                 =======      =====      ========       =====      ===       ========      ========




                             See accompanying notes.

                           PSYCHIATRIC SOLUTIONS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                      Year Ended December 31,
                                                                  2003          2002         2001
                                                                ---------      -------      -------
OPERATING ACTIVITIES
Net income                                                      $   5,216      $ 5,684      $ 2,578
Adjustments to reconcile net income to
       net cash provided by continuing
       operating activities:
       Depreciation and amortization                                5,734        1,770          945
       Provision for doubtful accounts                              6,315        3,681          662
       Accretion of detachable warrants                               162          677          704
       Non-cash stock compensation expense                           --            118         --
       Amortization of loan costs                                   1,478          419          172
       Release of deferred tax asset valuation allowance             --         (1,332)        --
       Loss on refinancing long-term debt                           4,856         --          1,237
       Change in valuation of put warrants                            960         --           --
       (Release of) additional reserve on stockholder notes          (545)          92         --
       Loss (income) from discontinued operations                      25         --         (1,588)
       Long-term interest accrued                                     124          324          324
       Changes in operating assets and liabilities,
             net of effect of acquisitions:
             Accounts receivable                                  (11,709)      (1,348)         392
             Prepaids and other current assets                      2,213         (399)        (118)
             Accounts payable                                      (1,979)      (2,523)        (247)
             Salaries and benefits payable                          1,365        1,504          783
             Accrued liabilities and other liabilities              4,113          255          947
                                                                ---------      -------      -------
Net cash provided by continuing operating activities               18,328        8,922        6,791


INVESTING ACTIVITIES:
Cash (paid for) acquired in acquisitions, net of cash
       acquired or paid                                          (100,424)       6,243         (305)
Capital purchases of leasehold improvements,
       equipment and software                                      (5,755)      (1,470)        (116)
Purchase of long-term securities                                     (971)        --           --
Change in net assets of discontinued operations                      --           --          2,388
Other assets                                                         (908)        (612)        --
                                                                ---------      -------      -------
Net cash (used in) provided by investing activities              (108,058)       4,161        1,967

                                                                     (Continued)

                           PSYCHIATRIC SOLUTIONS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   Year Ended December 31,
                                                                2003         2002         2001
                                                              ---------    ---------    --------
FINANCING ACTIVITIES:
Net principal (payments) borrowings on long-term debt         $  61,980    $ (11,772)   $ (6,956)
Payment of loan costs                                            (1,998)        (234)       (880)
Refinancing of long-term debt                                    (1,410)        --          --
Proceeds from issuance of series A convertible
       preferred stock, net of issuance costs                    24,505         --          --
Proceeds from secondary offering of common stock,
       net of issuance costs                                     48,897         --          --
Proceeds from exercises of common stock options                     318           53           4
                                                              ---------    ---------    --------
Net cash provided by (used in) financing activities             132,292      (11,953)     (7,832)
                                                              ---------    ---------    --------
Net increase in cash                                             42,562        1,130         926
Cash at beginning of the year                                     2,392        1,262         336
                                                              ---------    ---------    --------
Cash at end of the year                                       $  44,954    $   2,392    $  1,262
                                                              =========    =========    ========

SUPPLEMENTAL CASH FLOW INFORMATION:
       Interest paid                                          $  13,017    $   3,905    $  1,717
                                                              =========    =========    ========

EFFECT OF ACQUISITIONS:
       Assets acquired, net of cash acquired                  $ 201,525    $  34,868    $ 30,978
       Liabilities assumed                                      (37,336)      (8,862)     (3,661)
       Notes payable issued                                        --           --        (4,500)
       Common stock and stock options issued                       --        (15,385)       --
       Long-term debt issued                                    (63,765)     (16,864)    (22,512)
                                                              ---------    ---------    --------
       Cash paid for (acquired in) acquisitions, net of
             cash acquired or paid                            $ 100,424    $  (6,243)   $    305
                                                              =========    =========    ========

SIGNIFICANT NON-CASH TRANSACTIONS:
Refinancing of long-term debt                                 $   3,446    $    --      $    818
                                                              =========    =========    ========
Financing of loan costs                                       $   9,172    $   2,004    $   --
                                                              =========    =========    ========
Issuance of common stock upon conversion
       of convertible debt                                    $   4,588    $    --      $   --
                                                              =========    =========    ========
Issuance of common stock upon exercise of warrants             $  2,979
                                                              =========    =========    ========
Deferred tax asset recorded to recognize income tax effect
       of stock option exercises                              $     186    $    --      $   --
                                                              =========    =========    ========
Receipt of common stock in satisfaction of stockholder
       notes receivable, net of notes receivable cancelled    $      11    $    --      $   --
                                                              =========    =========    ========
Issuance of detachable stock warrants as
       consideration for Bridge Loan                          $    --      $     330    $    718
                                                              =========    =========    ========
Issuance of detachable stock warrants as
       consideration for subordinated debt financing          $    --      $   2,018    $   --
                                                              =========    =========    ========


                             See accompanying notes.

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

Psychiatric Solutions, Inc. was incorporated in 1988 as a Delaware corporation with its corporate office in Franklin, Tennessee. Psychiatric Solutions, Inc. and its subsidiaries ("we," "us" or "our") are a leading provider of inpatient behavioral health care services in the United States. Through our owned and leased facilities segment, we operate 24 owned or leased inpatient behavioral health care facilities with approximately 3,100 beds in 14 states. In addition, through our management contract segment, we manage 42 inpatient behavioral health care units for third parties and 8 inpatient behavioral health care facilities for government agencies.

     BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. The majority of our expenses are "cost of revenue" items. Costs that could be classified as general and administrative expenses at our corporate office were approximately 3% of net revenue for the year ended December 31, 2003.

The consolidated financial statements include the accounts of Psychiatric Solutions, Inc. and its subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation.

     CASH

Cash consists of demand deposits held at financial institutions. We place our cash in financial institutions that are federally insured. At December 31, 2003, the majority of our cash is deposited with one financial institution.

     ACCOUNTS RECEIVABLE

Accounts receivable vary according to the type of service being provided. Accounts receivable for our inpatient management contract segment is comprised of contractually determined fees for services rendered. Such amounts are recorded net of estimated bad debts. Concentration of credit risk is reduced by the large number of customers.

Accounts receivable for our owned and leased segment is comprised of patient service revenue and is recorded net of contractual adjustments and estimated bad debts. Such amounts are owed by various governmental agencies, insurance companies and private patients. Medicare comprised approximately 13% and 14% of net patient receivables for our owned and leased inpatient facilities at December 31, 2003 and 2002, respectively. Medicaid comprised approximately 40% and 28% of net patient receivables for our owned and leased inpatient facilities at December 31, 2003 and 2002, respectively. Concentration of credit risk from other payers is reduced by the large number of patients and payers.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Our ability to collect outstanding patient receivables from third party payors and receivables due under our inpatient management contracts is critical to our operating performance and cash flows.

     The primary collection risk with regard to patient receivables lies with uninsured patient accounts or patient accounts for which primary insurance has paid, but the portion owed by the patient remains outstanding. We estimate the allowance for doubtful accounts primarily based upon the age of the accounts since patient discharge date. We continually monitor our accounts receivable balances and utilize cash collection data to support our estimates of the provision for doubtful accounts. Significant changes in payor mix or business office operations could have a significant impact on our results of operations and cash flows.

     The primary collection risk with regard to receivables due under our inpatient management contracts is attributable to contractual disputes. We estimate the allowance for doubtful accounts for these receivables based primarily upon the specific identification of potential collection issues. As with our patient receivables, we continually monitor our accounts receivable balances and utilize cash collection data to support our estimates of the provision for doubtful accounts.

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

     ALLOWANCES FOR CONTRACTUAL DISCOUNTS

     The Medicare and Medicaid regulations are complex and various managed care contracts may include multiple reimbursement mechanisms for different types of services provided in our inpatient facilities and cost settlement provisions requiring complex calculations and assumptions subject to interpretation. We estimate the allowance for contractual discounts on a payor-specific basis given our interpretation of the applicable regulations or contract terms. The services authorized and provided and related reimbursement are often subject to interpretation that could result in payments that differ from our estimates. Additionally, updated regulations and contract renegotiations occur frequently necessitating continual review and assessment of the estimation process by our management.

     INCOME TAXES

We account for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based upon differences between the financial statement carrying amounts and tax bases of assets and liabilities and are measured using the enacted tax laws that will be in effect when the differences are expected to reverse.

     LONG-LIVED ASSETS
     Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the useful lives of the assets, which range from 25 to 35 years for buildings and improvements and 2 to 7 years for equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful lives of the assets. Depreciation expense was $4,720,000 and $1,408,000 for the years ended December 31, 2003 and 2002, respectively.

     Cost in Excess of Net Assets Acquired (Goodwill)

During July 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141") and No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). These statements made significant changes to the accounting for business combinations, goodwill, and intangible assets.

SFAS 141 eliminates the pooling of interests method of accounting for business combinations. In addition, it further clarifies the criteria for recognition of intangible assets separately from goodwill. SFAS 141 was effective for transactions completed subsequent to June 30, 2001. The application of SFAS 141 did not have a material effect on our results of operations or financial position.

Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed at least annually for impairment. The amortization provisions of SFAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, we adopted SFAS 142 effective January 1, 2002. Pursuant to SFAS 142, we completed our annual impairment test of goodwill in 2003 which resulted in no goodwill impairment.

A reconciliation of previously reported net income to the pro forma amounts adjusted for the exclusion of goodwill amortization follows (in thousands, except per share amounts):

                                                           Year ended December 31,
                                                          2003      2002       2001
                                                        -------    -------    ------
Reported net income                                     $ 5,216    $ 5,684    $2,578
Add: goodwill amortization                                 --         --         359
                                                        -------    -------    ------
Proforma adjusted net income                            $ 5,216    $ 5,684    $2,937
                                                        =======    =======    ======

Proforma adjusted earnings per common share, basic      $  0.53    $  0.93    $ 0.59
                                                        =======    =======    ======

Proforma adjusted earnings per common share, diluted    $  0.44    $  0.86    $ 0.55
                                                        =======    =======    ======


The following table presents the changes in the carrying amount of goodwill for the years ended December 31, 2003 and 2002 (in thousands):

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003




Balance at December 31, 2001                                 $      15,208
Acquisition of PMR Corporation                                      12,914
Acquisition of Riveredge                                               662
Other                                                                   38
                                                             -------------
Balance at December 31, 2002                                 $      28,822
Acquisition of The Brown Schools                                    17,377
Acquisition of Ramsay Youth Services                                19,161
Acquisition of Alliance Health Center                                1,755
Acquisition of Calvary Center                                        4,114
Valuation of contracts acquired from PMR                            (3,187)
Other                                                                  928
                                                             -------------
Balance at December 31, 2003                                 $      68,970
                                                             =============


     Contracts

Contracts represent the fair value of inpatient management contracts and service contracts purchased and are being amortized using the straight-line method over five years. The amounts reported at December 31, 2003 and 2002 are net of accumulated amortization of $1.9 million and $927,000, respectively. Amortization expense related to contracts was $944,000 and $307,000 for the years ended December 31, 2003 and 2002, respectively. Estimated amortization expense for the years ended December 31, 2004 and 2005 of contracts is $938,000 and $637,000, respectively. Estimated amortization expense for the years ended December 31, 2004 and 2005 does not include amortization on the purchase price allocation to the inpatient management contracts, if any, acquired from Ramsay Youth Services, Inc. ("Ramsay"). The purchase price allocation of Ramsay is incomplete as of December 31, 2003.

When events, circumstances and operating results indicate that the carrying values of certain long-lived assets and the related identifiable intangible assets might be impaired, we prepare projections of the undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the projections indicate that the recorded amounts are not expected to be recoverable, such amounts are reduced to estimated fair value. Fair value is estimated based upon projections of discounted cash flows.

     OTHER ASSETS

Other assets consist principally of loan costs that are deferred and amortized over the term of the related debt and deferred tax assets which reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Loan costs reported at December 31, 2003 and 2002 are net of accumulated amortization of $1.6 million and $484,000, respectively.

     STOCK-BASED COMPENSATION

In January 2003, the FASB issued Statement on Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an Amendment of FASB Statement No. 123 ("SFAS 148"). SFAS 148 amends Statement on Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair-value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 has no material impact on our results of operations or financial position, as we do not plan to adopt the fair-value method of accounting for stock options at the current time. We have included the required disclosures below and in Note 10.

We account for our stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations as more fully described in Note 10. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if we had accounted for our employee stock options under the fair value method of that Statement. During 2003, 2002 and 2001, we granted 713,000, 515,000 and 35,000 stock options, respectively. The fair value of these options was estimated using the Black-Scholes option pricing model for 2003 and 2002. For 2001, we used the minimum value option pricing model as our stock was not publicly traded.

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

The following weighted-average assumptions were used in the respective pricing models:

                                             2003       2002      2001
                                            ------     -------   -------
Risk-free interest rate                      2.79%       3.11%     3.69%
Volatility                                  51.99%     111.70%      N/A
Expected life                                 5.6         4.9       6.0
Dividend yield                               0.00%       0.00%     0.00%

The weighted-average fair value of options granted are presented in the following table:

                                                 2003          2002        2001
                                                --------     --------    --------
Exercise Price equal to Market Price            $   5.05     $   4.41    $   0.60
Exercise Price less than Market Price           $    --      $   3.74    $   --
Exercise Price greater than Market Price        $   5.04     $   2.56    $   --

Option valuation models require the input of highly subjective assumptions. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option's vesting period. Our pro forma information follows (in thousands, except per share amounts):

                                                        2003          2002          2001
                                                      ---------     ---------     ---------
Net income available to common stockholders (1)       $   4,405     $   5,684     $   2,578
Pro forma compensation expense from stock options           605           127             8
                                                      ---------     ---------     ---------
Pro forma net income                                  $   3,800     $   5,557     $   2,570
                                                      =========     =========     =========
Basic earnings per share:
  As reported                                         $    0.53     $    0.93     $    0.51
  Pro forma                                           $    0.45     $    0.91     $    0.51
Diluted earnings per share:
  As reported                                         $    0.44     $    0.86     $    0.49
  Pro forma                                           $    0.39     $    0.84     $    0.48

(1) Net income available to common stockholders reflects stock compensation expense of $118,000 for the year ended December 31, 2002, for stock options granted with exercise prices below market price during 2002.

     RISK MANAGEMENT

Due to our acquisition of Ramsay, we have two distinct insurance programs that cover our facilities. For our facilities that were not acquired from Ramsay, we have obtained professional and general liability insurance for claims in excess of $3 million with an insured limit of $10 million. In December 2003, we increased this insured limit to $20 million. For the facilities acquired from Ramsay, we have obtained professional and general liability insurance for claims in excess of $500,000 with an insured limit of $25 million. These policies include umbrella coverage of $20 million and $25 million, respectively. The self-insured reserves for professional and general liability risks are calculated based on historical claims, demographic factors, industry trends, severity factors, and other actuarial assumptions calculated by an independent third party. The self-insured reserve is discounted to its present value using a 5% discount rate. This estimated accrual for professional and general liabilities could be significantly affected should current and future occurrences differ from historical claim trends and expectations. We have established a captive insurance company to manage this additional self-insured retention for our facilities not acquired from Ramsay. We plan to merge these plans in the near future. While claims are monitored closely when estimating professional and general liability accruals, the complexity of the claims and wide range of potential outcomes often hampers timely adjustments to the assumptions used in these estimates. We believe that our insurance coverage conforms to industry standards. There are no assurances, however, that our insurance will cover all claims (e.g., claims for punitive damages) or that claims in excess of our insurance coverage will not arise. A successful lawsuit against us that is not covered by, or is in excess of, our insurance coverage may have a material adverse effect on our business, financial condition and results of operations. The reserve for professional and general liability was approximately $4.2 million as of December 31, 2003.

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


We carry a portion of our workers' compensation insurance from an unrelated commercial insurance carrier. Our experience with workers' compensation claims has been insignificant. We also have a rent-a-captive arrangement for a portion of our workers' compensation coverage. With the rent-a-captive arrangement we fund the expected losses of claims with an offshore entity wholly-owned by a United States insurance carrier. We also maintain an aggregate stop loss policy for our workers' compensation claims. We believe that adequate provision has been made for workers compensation and professional and general liability risks.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the accompanying Consolidated Balance Sheets for cash, accounts receivable, and accounts payable approximate their fair value given the short-term maturity of these instruments. At December 31, 2003, the carrying value and fair value of our 10 5/8% senior subordinated notes was approximately $150 million and $167 million, respectively. Based upon the borrowing rates currently available to us, the carrying amounts reported in the accompanying Consolidated Balance Sheets for other long-term debt approximate fair value.

     MERGER WITH PMR CORPORATION

On August 5, 2002, pursuant to a definitive Merger Agreement, dated May 6, 2002, and with respective stockholder and regulatory approvals, PMR Acquisition Corporation, a newly formed, wholly-owned subsidiary of PMR Corporation, merged with and into Psychiatric Solutions, Inc., a Delaware corporation whose name, subsequent to the merger, was changed to Psychiatric Solutions Hospitals, Inc. ("PSH"). The surviving corporation in the merger was PSH, which became a wholly-owned subsidiary of PMR Corporation ("PMR"). In connection with the merger, PMR changed its name to Psychiatric Solutions, Inc. ("PSI"). In exchange for their outstanding shares of common stock or preferred stock in PSH, stockholders of PSH received newly-issued shares of PSI common stock. Options to acquire PSH common stock were converted into options to purchase shares of PSI common stock based on the common stock exchange ratio used in the merger. Warrants to purchase shares of PSH common stock were converted into warrants to purchase shares of PSI common stock. After giving effect to the exercise of all outstanding options and warrants of PSH following the merger, the former PSH stockholders and PSI's pre-merger stockholders received approximately 72% and 28% of our common stock, respectively. In addition, effective August 6, 2002, our common stock was approved for listing on the Nasdaq National Market under the ticker symbol "PSYS." The Merger Agreement is on file with the Securities and Exchange Commission ("SEC") as an exhibit to Amendment No. 1 to our Registration Statement on Form S-4 filed on June 12, 2002, as amended July 11, 2002.

Since the former PSH stockholders had ownership of more than half of our outstanding common stock pursuant to the merger, PSH has been treated as the acquiring company for accounting purposes. The condensed consolidated financial statements located herein relate to PSH only prior to August 5, 2002, and to the merged company on and subsequent to August 5, 2002. Historical financial information relating to PMR just prior to the merger can be found in PMR's quarterly report on Form 10-Q for the quarter ended July 31, 2002, as filed with the Securities and Exchange Commission on September 16, 2002.

     RECLASSIFICATIONS

Certain reclassifications have been made to the prior year to conform with current year presentation.

RECENT PRONOUNCEMENTS

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), which supersedes Statements on Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121"), and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 144 removes goodwill from its scope and clarifies other implementation issues related to SFAS 121. SFAS 144 also provides a single framework for evaluating long-lived assets to be disposed of by sale. We do not expect SFAS 144 to have a material effect on our results of operations or financial position.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 prohibits the classification of gains or losses from debt extinguishments as extraordinary items unless the criteria outlined in APB Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, are met. SFAS 145 also eliminates an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


transactions. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. We adopted the provisions of SFAS 145 effective January 1, 2003 and have reclassified amounts previously reported as an extraordinary item to a component of income from continuing operations.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51" ("FIN 46"). FIN 46 requires the consolidation of entities in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003 and to existing entities in the first fiscal year or interim period ending after December 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. This statement has not had a material impact on our results of operations or financial position.

In May, 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 generally requires liability classification for certain financial instruments that represent obligations to issuer and have characteristics of both liabilities and equity. SFAS 150 has not had a material impact on our results of operations or financial position. In October 2003, the FASB voted to defer for an indefinite period, the application of the SFAS 150 guidance to noncontrolling interests in limited-life subsidiaries. The deferral has not had a material impact on our results of operations or financial position.

2. REVENUE

Revenue consists of the following amounts (in thousands):

                                             December 31,
                                  ---------------------------------
                                    2003         2002        2001
                                  --------     --------     -------
Patient service revenue           $223,340     $ 81,929     $16,026
Management fee revenue              61,606       31,983      27,973
                                  --------     --------     -------
Total revenue                     $284,946     $113,912     $43,999
                                  ========     ========     =======

NET PATIENT SERVICE REVENUE

Patient service revenue is reported on the accrual basis in the period in which services are provided, at established rates, regardless of whether collection in full is expected. Net patient service revenue includes amounts we estimate to be reimbursable by Medicare and Medicaid under provisions of cost or prospective reimbursement formulas in effect. Amounts received are generally less than the established billing rates of the facilities and the differences (contractual allowances) are reported as deductions from patient service revenue at the time the service is rendered. The effect of other arrangements for providing services at less than established rates is also reported as deductions from patient service revenue. During the year ended December 31, 2003, approximately 12.2% and 32.3% of our revenues related to patients participating in the Medicare and Medicaid programs, respectively.

We provide care without charge to patients who are financially unable to pay for the health care services they receive. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in revenues. Settlements under cost reimbursement agreements with third party payers are estimated and recorded in the period in which the related services are rendered and are adjusted in future periods as final settlements are determined. Final determination of amounts earned under the Medicare and Medicaid programs often occur in subsequent years because of audits by the programs, rights of appeal and the application of numerous technical provisions.

Our revenue is particularly sensitive to regulatory and economic changes in the State of Texas. As of December 31, 2003 and 2002, we operated seven and three inpatient facilities in Texas, respectively. We generated approximately 34% and 50% of our revenue from our Texas operations for the years ended December 31, 2003 and 2002, respectively.

MANAGEMENT CONTRACT REVENUE

Revenue is recorded as management contract revenue for our inpatient management contract segment. Our inpatient management contract segment receives contractually determined management fees from hospitals and clinics for providing inpatient psychiatric management and development services.

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


Our management contract revenue is sensitive to regulatory and economic changes in the State of Florida because, as of December 31, 2003, we managed 6 inpatient facilities for the Florida Department of Juvenile Justice. We generated approximately 3% of our revenue for the year ended December 31, 2003 from our management contracts for the Florida Department of Juvenile Justice. Our management contract revenue is also sensitive to regulatory and economic changes in the State of Tennessee because of the contract to provide case management services in and around Nashville, Tennessee. This contract generated approximately 8% and 6% of our revenue for the years ended December 31, 2003 and 2002, respectively. There were no other individual or group of affiliated contracts in 2002 that provided a significant concentration of our management contract revenue.

3. EARNINGS PER SHARE

Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"), requires dual presentation of basic and diluted earnings per share by entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the entity. We have calculated earnings per share in accordance with SFAS 128 for all periods presented.

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                                   Year ended December 31,
                                                                                -----------------------------
                                                                                  2003        2002      2001
                                                                                --------     ------    ------
Numerator:
       Basic earnings per share:
                   Income from continuing operations                            $  5,241     $5,684    $  990
                   Accrued dividends on series A convertible preferred stock         811       --        --
                                                                                --------     ------    ------
             Income from continuing operations used in computing basic
                   earnings per share                                              4,430      5,684       990
             (Loss) income from discontinued operations, net of taxes                (25)      --       1,588
                                                                                --------     ------    ------
             Net income available to common stockholders                        $  4,405     $5,684    $2,578
                                                                                ========     ======    ======

       Diluted earnings per share:
             Income from continuing operations                                  $  5,241     $5,684    $  990
             Add: Interest expense on convertible notes                             --          324      --
                                                                                --------     ------    ------
             Income from continuing operations used in computing diluted
                   earnings per share                                              5,241      6,008       990
             (Loss) income from discontinued operations, net of taxes                (25)      --       1,588
                                                                                --------     ------    ------
             Net income used in computing diluted earnings per share            $  5,216     $6,008    $2,578
                                                                                ========     ======    ======

Denominator:
       Weighted average shares outstanding for basic earnings per share            8,370      6,111     5,010
       Effects of dilutive stock options and warrants outstanding                    431        453       299
       Effect of dilutive convertible debt outstanding                              --          422      --
       Effect of dilutive series A convertible preferred stock outstanding         2,948       --        --
                                                                                --------     ------    ------
       Shares used in computing diluted earnings per common share                 11,749      6,986     5,309
                                                                                ========     ======    ======

Basic earnings per share:
       Income from continuing operations                                        $   0.53     $ 0.93    $ 0.20
       (Loss) income from discontinued operations, net of taxes                     --         --        0.31
                                                                                --------     ------    ------
                                                                                $   0.53     $ 0.93    $ 0.51
                                                                                ========     ======    ======

Diluted earnings per share:
       Income from continuing operations                                        $   0.44     $ 0.86    $ 0.19
       (Loss) income from discontinued operations, net of taxes                     --         --        0.30
                                                                                --------     ------    ------
                                                                                $   0.44     $ 0.86    $ 0.49
                                                                                ========     ======   =======

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


Diluted earnings per share for the years ended December 31, 2003 and 2001 does not include the potential dilutive effect of debt outstanding which was convertible into 106,000 and 483,000 shares of our common stock, respectively, as the effects would be anti-dilutive. Interest expense related to this convertible debt was approximately $124,000 and $324,000 for the years ended December 31, 2003 and 2001, respectively.

4. DISCONTINUED OPERATIONS

SFAS No. 144 requires that all components of an entity that have been disposed of (by sale, by abandonment or in a distribution to owners) or are held for sale and whose cash flows can be clearly distinguished from the rest of the entity be presented as discontinued operations. During 2004, we exited three of our contracts to manage state-owned facilities in Florida. Accordingly, the operations of these contracts, net of applicable income taxes, have been presented as discontinued operations and prior period condensed consolidated statements of income have been reclassified. Also included in discontinued operations are the operating results and estimated losses on the unwind of service agreements entered into with physicians, as well as the operating results and gain on disposal for the employee assistance program. As part of our discontinued physician practice management division, we acquired certain net assets of psychiatric clinics, and operated the clinics and managed the physician practices under long-term service agreements with the physicians that practiced exclusively through the clinics. We did not consolidate these clinics or the physician practices we managed, as we did not have operating control. Additionally, discontinued operations include the operating results and estimated losses on the closure of clinics we owned. Such clinics provided group and individual therapy sessions to patients through partial hospitalization and intensive outpatient programs. Our owned clinics were all closed as of December 31, 2000. Our employee assistance programs division contracted with employers to provide confidential assistance and counseling to their employees.

The components of income (loss) from discontinued operations, net of taxes, are as follows (in thousands):

                                                                     Year Ended December 31,
                                                                     -----------------------
                                                                        2003         2001
                                                                      -------       -------
Revenue                                                               $ 8,720       $ 2,368

Salaries, wages and employee benefits                                   6,430         1,199
Professional fees                                                         827           359
Supplies                                                                  703            53
Rentals and leases                                                         66           207
Other operating expenses                                                  715           (38)
Depreciation and amortization                                              19           153
Interest expense, net                                                    --              20
Gain on disposal of discontinued lines of business                       --          (1,396)
                                                                      -------       -------
                                                                        8,760           557

(Loss) income from discontinued operations before income taxes            (40)        1,811
       (Benefit from) provision for income taxes                          (15)          223
                                                                      -------       -------
(Loss) income from discontinued operations, net of income taxes       $   (25)      $ 1,588
                                                                      =======       =======

5. ACQUISITIONS

     2001 ACQUISITIONS

During 2001, we acquired four free-standing inpatient psychiatric facilities, three in Texas and one in North Carolina. All of the acquisitions were accounted for by the purchase method. The aggregate purchase price of these transactions was allocated to the assets acquired and liabilities assumed based upon their respective fair values. The consolidated financial statements include the accounts and operations of the acquired entities for periods subsequent to the respective acquisition dates. The goodwill associated with these acquisitions is deductible for federal income tax purposes.

The following table summarizes the allocation of the aggregate purchase price of the aforementioned acquisitions (in thousands):

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


                                                  West Oaks               Texas Neuro
                                                 and Cypress                 Rehab
2001                                                Creek     Holly Hill     Center       Total
----                                             -----------  ----------  -----------    -------
Assets acquired:
       Accounts receivable                         $ 7,091      $1,617      $ 3,400      $12,108
       Other current assets                            244          99          154          497
       Fixed assets                                  6,833       6,264        4,738       17,835
       Costs in excess of net assets acquired         --           403          135          538
                                                   -------      ------      -------      -------
                                                    14,168       8,383        8,427       30,978
       Liabilities assumed                           2,105         758          798        3,661
       Subordinated notes issued                     2,000        --          2,500        4,500
       Long-term debt issued                         9,908       7,542        5,062       22,512
                                                   -------      ------      -------      -------
Cash paid, net of cash acquired                    $   155      $   83      $    67      $   305
                                                   =======      ======      =======      =======


     2002 ACQUISITIONS

During 2002, we acquired one free-standing inpatient psychiatric hospital in Illinois (Riveredge Hospital). Also during 2002, we merged with PMR Corporation, a developer and manager of specialized mental health programs and disease management services designed to treat individuals diagnosed with a serious mental illness. The acquisition of the hospital and merger with PMR Corporation were accounted for by the purchase method. The aggregate purchase price of these transactions was allocated to the assets acquired and liabilities assumed based upon their respective fair values. The consolidated financial statements include the accounts and operations of the acquired entities for periods subsequent to the respective acquisition dates. As these transactions involved the acquisition of stock, the goodwill associated with these acquisitions is not deductible for federal income tax purposes. The purchase of Riveredge Hospital included an escrow arrangement whereby we deposited $4.5 million of the purchase price with an escrow agent. The escrowed funds will be released to the seller upon satisfaction of certain earnings targets and indemnification by the seller of certain claims and cost report settlements. Any claims by us on these escrowed funds would affect the purchase price. Approximately $1.5 million of these funds were released during 2002.

The following table summarizes the allocation of the aggregate purchase price of the aforementioned acquisitions (in thousands):

2002                                              Riveredge       PMR           Total
----                                              ---------     --------       --------
Assets acquired:
       Accounts receivable                         $ 4,208      $    121       $  4,329
       Other current assets                            833           168          1,001
       Fixed assets                                 15,350           155         15,505
       Costs in excess of net assets acquired          662        10,938         11,600
       Other assets                                    100         3,544          3,644
                                                   -------      --------       --------
                                                    21,153        14,926         36,079
       Liabilities assumed                           4,289         5,784         10,073
       Subordinated notes issued                    10,000          --           10,000
       Long-term debt issued                         6,864          --            6,864
       Common stock issued                            --          15,385         15,385
                                                   -------      --------       --------
Cash acquired, net of cash paid                    $  --        $ (6,243)      $ (6,243)
                                                   =======      ========       ========

The purchase price allocation for PMR was completed during the quarter ended March 31, 2003, with the valuation of identifiable intangible assets acquired in the merger and related deferred tax liability.

     2003 ACQUISITIONS

During 2003, we acquired Ramsay, an operator of 11 owned or leased inpatient behavioral health care facilities and 10 contracts to manage inpatient behavioral health care facilities for state government agencies. Also during 2003, we acquired six inpatient behavioral health care facilities from The Brown Schools, Inc. ("The Brown Schools"). In addition, we purchased Alliance Health Center

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


("Alliance") and the Calvary Center ("Cavalry") during 2003. These acquisitions were accounted for by the purchase method. The aggregate purchase price of these transactions was allocated to the assets acquired and liabilities assumed based upon their respective fair values. The consolidated financial statements include the accounts and operations of the acquired entities for periods subsequent to the respective acquisition dates. Our liabilities assumed included approximately $3.3 million payable to the seller of Calvary upon the completion of certain licensing issues. This amount was paid to the seller in January 2004. As the acquisitions of Ramsay and Alliance involved the acquisition of stock, the goodwill associated with these acquisitions is not deductible for federal income tax purposes. The goodwill associated with the acquisitions of The Brown Schools and Calvary is deductible for federal income tax purposes.

The following table summarizes the allocation of the aggregate purchase price of the aforementioned acquisitions (in thousands):

                                                               The Brown
2003                                               Ramsay       Schools      Alliance     Calvary         Total
----                                               -------      -------      --------     --------      --------
Assets acquired:
       Accounts receivable                         $18,396      $11,367      $ 1,901      $     70      $ 31,734
       Other current assets                          7,228        1,046          139            20         8,433
       Fixed assets                                 53,607       43,756       14,460            36       111,859
       Costs in excess of net assets acquired       11,719       17,377        1,755         4,114        34,965
       Other assets                                  8,357          591         --               9         8,957
                                                   -------      -------      -------      --------      --------
                                                    99,307       74,137       18,255         4,249       195,948
       Liabilities assumed                          18,536        9,601        4,229         3,591        35,957
       Long-term debt issued                          --         51,171       12,594          --          63,765
                                                   -------      -------      -------      --------      --------
Cash paid, net of cash acquired                    $80,771      $13,365      $ 1,432      $    658      $ 96,226
                                                   =======      =======      =======      ========      ========

     Other Information

The following represents the unaudited pro forma results of consolidated operations as if the aforementioned acquisitions had occurred at the beginning of the immediate preceding period, after giving effect to certain adjustments, including the depreciation and amortization of the assets acquired based upon their fair values and changes in interest expense resulting from changes in consolidated debt:

                                                   2003          2002          2001
                                                 --------      --------      --------
Revenues                                         $406,876      $367,507      $134,735
Net income available to common stockholders         4,988         6,912         4,035

Earnings per common share, basic                 $   0.60      $   1.13      $   0.81

The pro forma information for the year ended December 31, 2003 includes a loss from refinancing long-term debt of approximately $4.6 million. The pro forma information given does not purport to be indicative of what our results of operations would have been if the acquisitions had in fact occurred at the beginning of the periods presented, and is not intended to be a projection of the impact on future results or trends.

6. LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

                                                                           December 31,
                                                                        ---------------------
                                                                          2003         2002
                                                                        --------      -------
Senior credit facility:
       Revolving line of credit, expiring on June 30, 2006
             and bearing interest at the prime rate plus 2% (6.25%
             at December 31, 2003)                                      $   --        $ 5,383
       Term loan, due on November 30, 2003 and bearing interest
             at the prime rate plus 4.75%                                   --         17,275
10 5/8% senior subordinated notes                                        150,000         --
Mortgage loans on facilities, maturing in 2037 and 2038
       bearing fixed interest rates of 5.65% to 5.95%                     23,833        4,928
Senior subordinated notes                                                   --         10,144
Subordinated seller notes with varying maturities                          1,170        2,394
Subordinated convertible notes                                              --          3,600
Other                                                                       --             98
                                                                        --------      -------
                                                                         175,003       43,822
Less current portion                                                       1,023        7,070
                                                                        --------      -------
Long-term debt                                                          $173,980      $36,752
                                                                        ========      =======


SENIOR CREDIT FACILITY

In conjunction with the closing of the sale of our 10 5/8% senior subordinated notes on June 30, 2003, our senior credit facility with CapitalSource Finance LLC ("CapSource") was amended and restated to increase our senior secured revolving line of credit to $50.0 million from $28.0 million and to refinance $36.0 million in term loans with proceeds from the sale of our 10 5/8% senior subordinated notes. Our senior credit facility is secured by substantially all of our assets and the stock of our existing operating subsidiaries. The term loans accrued interest at the Citibank, N.A. prime rate plus 4.5% subject to a floor of 8.75% and were due in November 2003. The revolving line of credit accrues interest at the Citibank, N.A. prime rate plus 2% subject to a floor of 6.25% and is due in June 2006. Under our revolving working capital line of credit we are required to pay interest on a minimum balance of $17.5 million. At December 31, 2003, the interest rate under the revolving line of credit was 6.25%. Until the maturity date, we may borrow, repay and re-borrow an amount not to exceed the lesser of $50.0 million or the borrowing base (as defined in the amended and restated credit facility). As of December 31, 2003, we had $50.0 million available under the revolving line of credit under our senior credit facility. Under the revolving line of credit, all of our collections, except for Medicare and Medicaid payments, are deposited into lockbox accounts controlled by CapSource. The funds deposited in the lockboxes are returned to us on a daily basis. Prior to amending and restating the senior credit facility, funds deposited in the lockboxes were applied to outstanding borrowings on a daily basis. As a result, the outstanding borrowings under the revolving line of credit were classified as short-term as of December 31, 2002 and all periods prior to June 30, 2003. We must pay on a monthly basis an unused fee in the amount of 0.5% per annum on the unused portion of our amended and restated credit facility. Such fees were approximately $100,000 for the year ended December 31, 2003. As of December 31, 2003, our senior credit facility consisted of the $50.0 million revolving working capital line of credit. During 2003 we refinanced $17.0 million in term loans with borrowings insured by the U.S. Department of Housing and Urban Development ("HUD"), see Mortgage Loans below.

Our amended and restated senior credit facility contains customary covenants which include: (1) a specified monthly patient census for any owned, operated or leased inpatient facilities; (2) a limitation on capital expenditures, sales of assets, mergers, changes of ownership, new principal lines of business, indebtedness, dividends and redemptions; and (3) various financial covenants. In addition, the amended and restated credit facility provides CapSource with a right of first refusal to provide additional debt financing to us. As of December 31, 2003, we were in compliance with all debt covenant requirements. If we violate one or more of these covenants, amounts outstanding under the amended and restated credit facility could become immediately payable and additional borrowings could be restricted.

10 5/8% SENIOR SUBORDINATED NOTES

On June 30, 2003, we issued $150 million in 10 5/8% senior subordinated notes, which are fully and unconditionally guaranteed on a senior subordinated basis by substantially all of our existing operating subsidiaries. Proceeds from the issuance of the senior subordinated notes and the issuance of $12.5 million in series A convertible preferred stock were used to finance the acquisition of Ramsay and pay down substantially all of our previously existing long-term debt. Interest on the senior subordinated notes accrues at the rate of 10.625% per annum and is payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2003. The senior

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


subordinated notes will mature on June 15, 2013.

MORTGAGE LOANS

During 2002 and 2003 we borrowed approximately $23.8 million under mortgage loan agreements insured by HUD. The mortgage loans insured by HUD are secured by real estate located at Holly Hill Hospital in Raleigh, North Carolina, West Oaks Hospital in Houston, Texas and Riveredge Hospital near Chicago, Illinois. Interest accrues on the Holly Hill, West Oaks and Riveredge HUD loans at 5.95%, 5.85% and 5.65% and principal and interest are payable in 420 monthly installments through December 2037, September 2038 and December 2038, respectively. We used the proceeds from the mortgage loans to repay approximately $4.4 million in 2002 and $17.0 million in 2003 of our term debt under our senior credit facility, pay certain financing costs, and fund required escrow amounts for future improvements to the property. The carrying amount of assets held as collateral approximated $23 million at December 31, 2003.

SENIOR SUBORDINATED NOTES

On June 28, 2002, we entered into a securities purchase agreement with The 1818 Mezzanine Fund II, L.P. (the "1818 Fund") where the 1818 Fund agreed to purchase up to $20 million of senior subordinated notes with detachable nominal warrants. At the closing on June 28, 2002, a total of $10 million of the senior subordinated notes were issued. On June 30, 2003, we repaid principal of $10 million, accrued interest and a prepayment penalty of 3% to the 1818 Fund with proceeds from our issuance of 10 5/8% senior subordinated notes, and we no longer have the ability to borrow under the securities purchase agreement with the 1818 Fund.

In connection with the issuance of the senior subordinated notes to the 1818 Fund, we issued detachable stock purchase warrants for the purchase of 372,412 shares of our common stock at an exercise price of $.01 per share. Also, we provided the 1818 Fund with the ability to require us to repurchase their warrants or common stock acquired upon exercise of the warrants at fair market value for cash. The 1818 Fund exercised its stock purchase warrant and received 372,039 shares of our common stock on May 16, 2003. Because the 1818 Fund had the ability to require us to repurchase the warrants for cash, the warrants constituted a derivative that required changes in value of the warrants to be recorded as an increase or decrease to our earnings. In connection with the exercise of the warrants, the 1818 Fund provided us with a written consent to waive its ability to require that we repurchase the warrants for cash effective April 1, 2003. As such, we are no longer required to record non-cash expense for changes in the fair market value of our common stock. In addition, the 1818 Fund sold its shares of our common stock on December 24, 2003 so it no longer has the right to require us to repurchase the shares of our common stock it received upon the exercise of its warrant.

SUBORDINATED SELLER NOTES

In connection with an acquisition in 2000, we issued a promissory note payable in the amount of $400,000 bearing interest at 9% for the year ended December 31, 2000. Principal on this note is payable in five equal annual installments beginning April 1, 2001. Accrued interest is due and payable on the first day of each calendar quarter beginning July 1, 2000. The principal amount we owe on this note is $160,000 at December 31, 2003.

In connection with two acquisitions in 2001, we issued two promissory notes totaling $4.5 million. A $2.5 million note bore interest at 9% per annum and matured June 30, 2002. A $2.0 million note bears interest at 9% per annum and matures June 30, 2005, with periodic principal and interest payments due beginning September 30, 2002. The principal amount we owe on this note is approximately $1.0 million at December 31, 2003.

These subordinated seller notes contain customary covenants which include a cross-default covenant with the occurrence of a default of any indebtedness of at least $1,000,000 held by any creditor. As of December 31, 2003, we were in compliance with these covenants.

SUBORDINATED CONVERTIBLE NOTES

In connection with an acquisition during May 2000, we issued subordinated convertible notes in the amount of $3.6 million. The principal amount of these convertible notes and the interest thereon was converted into 537,908 shares of our common stock in April and May 2003, based on a conversion price of $8.53 per share.

OTHER

The aggregate maturities of long-term debt are as follows (in thousands):

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


             2004                                           $  1,023
             2005                                                603
             2006                                                249
             2007                                                263
             2008                                                279
             Thereafter                                      172,586
                                                            --------
                            Total                           $175,003
                                                            ========


7. SERIES A CONVERTIBLE PREFERRED STOCK

In conjunction with our acquisitions of The Brown Schools and Ramsay, we issued 4,545,454 shares of our series A convertible preferred stock for $25.0 million in equal installments in April and June of 2003. Each share of series A convertible preferred stock is convertible into one share of our common stock. Holders of the series A convertible preferred stock are entitled to receive pay-in-kind dividends, compounded quarterly, equal to 5% per share of the original share price through March 31, 2005. Thereafter, pay-in-kind dividends will compound quarterly at 7% per share of the original share price. Accrued pay-in-kind dividends are convertible into approximately 147,000 shares of our common stock at December 31, 2003. Because we may be required to redeem the series A convertible preferred stock upon certain change of control events that may not be within our control, the series A convertible preferred stock has been classified outside of our permanent stockholders' equity. The series A convertible preferred plus accrued pay-in-kind dividends will automatically convert to shares of our common stock when, beginning on October 1, 2004, our common stock trades for more than $15 on a volume-weighted average basis for 30 consecutive trading days.

8. LEASES

At December 31, 2003, future minimum lease payments under non-cancelable leases are as follows (in thousands):


             2004                                           $  5,982
             2005                                              5,786
             2006                                              3,937
             2007                                              3,337
             2008                                              2,674
             Thereafter                                        3,318
                                                            --------
                            Total                           $ 25,034
                                                            ========


We lease the buildings for our Whisper Ridge facility, which expires in August 2005 and has annual lease payments of approximately $500,000, our Havenwyck facility, which expires in April 2010 and has annual lease payments of approximately $1.5 million, and our Mission Vista facility, which expires in April 2010 and has annual lease payments of approximately $600,000. Rent expense totaled $4.1 million and $870,000 for the years ended December 31, 2003 and 2002, respectively.

9. INCOME TAXES

Total income tax for the year ended December 31, 2003 was allocated as follows (in thousands):


Provision for income taxes attributable to
       income from continuing operations                         $ 3,800
Benefit from income taxes attributable to
       loss from discontinued operations                             (15)
                                                                 -------
Total provision for income taxes                                 $ 3,785
                                                                 =======

The provision for (benefit from) income taxes attributable to income from continuing operations consists of the following (in thousands):

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


                                            2003          2002
                                           -------       -------
Current:
       Federal                             $  --         $  --
       State                                   421           323
                                           -------       -------
                                               421           323
Deferred:
       Federal                               3,372        (1,192)
       State                                     7          (138)
                                           -------       -------
                                             3,379        (1,330)
                                           -------       -------
Provision for income taxes                 $ 3,800       $(1,007)
                                           =======       =======

The reconciliation of income tax computed by applying the U.S. federal statutory rate to the actual income tax (benefit) expense attributable to income from continuing operations is as follows (in thousands):

                                                        2003        2002
                                                       ------      -------
Federal tax                                            $3,074      $ 1,590
State income taxes (net of federal)                       282          179
Change in valuation allowance                            --         (2,809)
Other                                                     444           33
                                                       ------      -------
Provision for (benefit from) income taxes              $3,800      $(1,007)
                                                       ======      =======

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising temporary differences are as follows (in thousands):


                                                       2003           2002
                                                      --------       -------
Deferred tax assets:
       Net operating loss carryforwards               $ 17,711       $ 6,296
       Allowance for doubtful accounts                   1,955           904
       Capital loss carryforwards                          445          --
       Alternative minimum tax credit carryovers         1,150          --
       Accrued Liabilities                               3,498         1,176
                                                      --------       -------
Total gross deferred tax assets                         24,759         8,376
       Less:  Valuation allowance                      (11,283)       (5,860)
                                                      --------       -------
Total deferred tax assets                               13,476         2,516
Deferred tax liabilities:
       Amortization                                     (6,867)         (611)
       Depreciation                                    (13,201)       (2,111)
       Other                                              (170)          (52)
                                                      --------       -------
Net deferred tax liability                            $ (6,762)      $  (258)
                                                      ========       =======


Current accounting standards generally accepted in the United States ("GAAP") require that deferred income taxes reflect the tax consequences of differences between the tax bases of assets and liabilities and their carrying values for GAAP. Future tax benefits are recognized to the extent that realization of such benefits is more likely than not. A valuation allowance is established for those benefits that do not meet the more likely than not criteria. We have evaluated the need for a valuation allowance against deferred tax assets and have established a valuation allowance of $11.3 million and $5.9 million at December 31, 2003 and 2002 respectively. The valuation allowance increased by approximately $5.4 million during the year ended December 31, 2003 as a result of the following items (in thousands):

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


Valuation allowance at December 31, 2002                                         $ (5,860)
Valuation allowance recorded against acquired Ramsay net deferred tax asset        (7,024)
Release of valuation allowance recorded as purchase accounting adjustments          1,601
                                                                                 --------
Valuation allowance at December 31, 2003                                         $(11,283)
                                                                                 ========

As of December 31, 2003, we had federal net operating loss carryforwards of $47.4 million expiring in the years 2012 through 2023. As of December 31, 2003, we also had capital loss carryforwards of approximately $1.1 million expiring in 2004 and an alternative minimum tax credit carryover of approximately $1.2 million available to reduce future federal income taxes.

10. STOCK OPTION PLANS

Upon the merger with PMR Corporation on August 5, 2002, we acquired PMR Corporation's 1997 Equity Incentive Plan, which was subsequently renamed the Psychiatric Solutions, Inc. Equity Incentive Plan (the "Equity Incentive Plan"). The Equity Incentive Plan was amended and restated at our 2003 Annual Meeting of Stockholders to increase the number of shares of our common stock subject to grant under the Equity Incentive Plan to 2,233,333 from 1,333,333. Under the Equity Incentive Plan, options may be granted for terms of up to ten years and are generally exercisable in cumulative annual increments of 25% each year, commencing one year after the date of grant. The exercise prices of incentive stock options and nonqualified options shall not be less than 100% and 85%, respectively, of the fair market value of the common shares on the trading day immediately preceding the date of grant.

Also upon the merger with PMR Corporation, we acquired PMR Corporation's Outside Directors' Non-qualified Stock Option Plan of 1992, which was subsequently renamed the Psychiatric Solutions, Inc. Outside Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for a grant of 4,000 stock options at each annual meeting of stockholders to each outside director at the fair market value of our common shares on the trading day immediately preceding the date of grant. The options vest 25% on the grant date and 25% on the succeeding three anniversaries of the grant date. Options for a maximum of 341,667 shares may be granted under the Directors' Plan.

During 2002, we recognized $118,000 compensation expense related to stock options issued to certain officers and employees with exercise prices below fair market value. No options with exercise prices below fair market value were granted during 2003.

Stock option activity, including options granted for acquisitions, is as follows (number of options in thousands):

                                                                                                   Weighted Average
                                                 Number of Options     Option Exercise Price        Exercise Price
                                                 -----------------     ---------------------       ----------------
Balance at December 31, 2000                            237               $0.87 to $3.04                $ 2.00
         Granted                                         35                   $3.04                     $ 3.04
         Canceled                                       (54)              $0.87 to $3.04                $ 2.61
         Exercised                                       (4)              $0.87 to $3.04                $ 1.04
                                                      -----              ---------------                ------
Balance at December 31, 2001                            214               $0.87 to $3.04                $ 2.08
         Granted                                        515               $0.87 to $5.50                $ 5.07
         Stock options acquired                         408              $4.50 to $30.00                $17.10
         Canceled                                       (26)             $0.87 to $29.25                $ 4.28
         Exercised                                      (38)              $0.87 to $3.04                $ 1.14
                                                      -----              ---------------                ------
Balance at December 31, 2002                          1,073              $0.87 to $30.00                $ 9.21
         Granted                                        713              $5.05 to $13.75                $10.77
         Canceled                                       (83)             $0.87 to $30.00                $11.38
         Exercised                                      (64)              $0.87 to $9.56                $ 4.92
                                                      -----              ---------------                ------
Balance at December 31, 2003                          1,639              $0.87 to $30.00                $ 9.94

     The following table summarizes information concerning outstanding and exercisable options at December 31, 2003 (number of options in thousands).

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003



                                                   Options Outstanding                               Options Exercisable
                                          ------------------------------------              --------------------------------------
                                              Number             Weighted Avg.              Weighted                    Number
                                         Outstanding at            Remaining                Average                 Exercisable at
                                           December 31           Contruactual               Exercise                 December 31,
Exercise Prices                                2003                  Life                    Price                       2003
---------------                            -----------           -------------              --------                 -------------
$0.87 to $3.03                                   83                  5.19                    $ 0.87                      82
$3.04 to $4.50                                   95                  6.68                    $ 3.26                      78
$4.51 to $5.50                                  509                  8.70                    $ 5.48                     123
$5.51 to $11.63                                 364                  8.12                    $ 9.31                      66
$11.64 to $21.38                                521                  6.73                    $18.71                     197
$21.39 to $30.00                                 67                  1.53                    $26.97                      67
                                              -----                                          ------                     ---
$0.87 to $30.00                               1,639                                          $11.59                     613
                                              =====                                          ======                     ===


11. EMPLOYEE BENEFIT PLAN

We adopted the Psychiatric Solutions, Inc. Retirement Savings Plan (the "Plan"). The Plan is a tax-qualified profit sharing plan with a cash or deferred arrangement whereby employees who have completed two months of service and are age 21 or older are eligible to participate. The Plan allows eligible employees to make contributions of 1% to 15% of their annual compensation. The Plan includes a discretionary company matching contribution not to exceed 15% of eligible employee compensation. Employer contributions vest 20% after two years of service and continue vesting at 20% per year until fully vested.

12. CONTINGENCIES AND HEALTH CARE REGULATION

     CONTINGENCIES

     We are subject to various claims and legal actions which arise in the ordinary course of business. We have professional liability insurance to protect against such claims or legal actions. We believe the ultimate resolution of such matters will be adequately covered by insurance and will not have a material adverse effect on our financial position or results of operations.

     EMPLOYMENT AGREEMENTS

Effective August 6, 2002, we entered into an Amended and Restated Employment Agreement with Joey A. Jacobs, our Chairman, Chief Executive Officer and President. Mr. Jacobs' Amended and Restated Employment Agreement was amended on November 26, 2003. Mr. Jacobs' agreement provides for an annual base salary and an annual cash incentive compensation award tied to objective criteria as established by the board of directors. The employment agreement has an initial term of one year and is subject to automatic annual renewals absent prior notice from either party.

Mr. Jacobs' employment agreement provides for various payments to Mr. Jacobs upon cessation of employment, depending on the circumstances. If we terminate Mr. Jacobs's employment "without cause" or if he resigns pursuant to a constructive discharge, then (i) all options scheduled to vest during the succeeding 24 month period will immediately vest and will remain exercisable for 12 months from the date of termination, (ii) certain restricted stock will immediately vest, (iii) Mr. Jacobs will receive a cash payment equal to 200% of his base salary and bonus earned during the twelve months prior to termination, and (iv) all benefits and perquisites will continue for 18 months. In the event of a change in control, his employment agreement requires that we pay him 200% of his base salary and bonus earned in the twelve months prior to termination, paid out over a period of 24 months, and to continue all benefits and perquisites for 18 months.

Effective October 1, 2002, we entered into an employment agreement with Jack Salberg, our Chief Operating Officer. Mr. Salberg's agreement provides for an annual base salary and an annual cash incentive compensation award tied to objective criteria established by the board of directors. The employment agreement had an initial term of 15 months, subject to automatic annual renewals absent prior notice from either party.

Mr. Salberg's employment agreement provides for various payments to Mr. Salberg upon cessation of employment, depending upon the circumstances. If we terminate Mr. Salberg's employment without cause or if he resigns pursuant to a constructive discharge, then (i) all options scheduled to vest during the succeeding 18 months will immediately vest, (ii) any restricted stock will immediately vest, (iii) Mr. Salberg will receive a cash payment equal to 150% of his base salary and bonus earned in 12 months prior to termination, and (iv) all benefits and perquisites will continue for 18 months. If Mr. Salberg is terminated after a change in control, his employment

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


agreement requires we pay him a cash amount equal to 150% of his base salary and bonus earned during the 12 months prior to termination, paid out over a period of 18 months, and to continue all benefits and perquisites for 18 months.

     CURRENT OPERATIONS

Final determination of amounts earned under prospective payment and cost-reimbursement activities is subject to review by appropriate governmental authorities or their agents. We believe adequate provision has been made for any adjustments that may result from such reviews.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. We believe that we are in compliance with all applicable laws and regulations and are not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

We have acquired and may continue to acquire professional corporations with prior operating histories. Acquired corporations may have unknown or contingent liabilities for failure to comply with health care laws and regulations, such as billing and reimbursement, fraud and abuse and similar anti-referral laws. Although we attempt to assure ourselves that no such liabilities exist and obtains indemnification from prospective sellers covering such matters, there can be no assurance that any such matter will be covered by indemnification or, if covered, that the liability sustained will not exceed contractual limits or the financial capacity of the indemnifying party.

13. RELATED PARTY TRANSACTIONS

During 2001 and 2000, we leased office space from a company whose chief executive officer is Dr. Richard Treadway, the former chairman of our board of directors. The term of the lease was from May 16, 1999 to July 2002 and was terminated on December 7, 2001. Rent expense for this space totaled $142,154 for the year ended December 31, 2001. We believe the terms of this lease were at fair market value.

Currently we lease 7,745 square feet of office space for our executive offices from a company in which Dr. Treadway is a minority investor. The lease was entered into in October 2001 and has a term of approximately six years. The annual rent under this lease is approximately $145,000. We believe the terms of this lease are at fair market value.

Joey Jacobs, our Chief Executive Officer, serves as a member of the board of directors of Stones River Hospital, a hospital in which we manage a psychiatric unit pursuant to a management agreement. The term of the third amendment to the management agreement is two years, and automatically renews for one year terms unless terminated by either party. Total revenue from this management agreement was $783,000 for the year ended December 31, 2003. We believe the terms of the management agreement are consistent with management agreements negotiated at arms-length.

Jack Salberg, our Chief Operating Officer, served as a minority owner and member of the board of directors of the entity which owned Riveredge Hospital prior to our acquisition of it in July 2002. Mr. Salberg disclosed his interest to the board of directors and was not directly involved in the negotiations to acquire the hospital. We believe that the purchase price it paid for the Riveredge acquisition constituted our best estimate of fair value. All terms were negotiated on an arms-length basis.

Edward Wissing, one of our outside directors, occasionally provides advisory and consulting services during 2002 to Brentwood Capital Advisors, our financial advisor. Mr. Wissing also was a party to a consulting arrangement with Brentwood Capital pursuant to which he provided certain consulting services. According to the terms of this consulting arrangement, Mr. Wissing received a fixed consulting fee of $5,000 per month beginning in August 2002 and ending in May 2003.

In January 2000, PMR loaned Mark. P. Clien, PMR's chief executive officer at the time and currently one of our directors, $467,500 pursuant to promissory notes for the purchase of stock in connection with the exercise of stock options (the "Stock Notes"). The Stock Notes, due December 31, 2004, bear interest at the rate of 6.21% per annum and are with recourse in addition to being secured by stock under pledge agreements. PMR also received promissory notes from Mr. Clein for up to $257,208 for tax liabilities related to the purchase of such stock (the "Tax Notes"). The Tax Notes, due December 31, 2004, bear interest at the rate of 6.21% and are secured by stock pledges, but are otherwise without recourse. In May 2002, the Stock Notes and Tax Notes were amended to include a provision that allowed the principal and interest on the notes to be paid, at any time prior to December 31, 2003, through the delivery to us of our common stock valued at the higher of (i) $7.92 or (ii) the average closing sales prices of our common stock for the five trading days prior to the delivery of such stock. The amendments also eliminated the provision in each Note that required any dividends received with

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


respect to shares being purchased with the proceeds of such Note to be immediately applied toward the payment of amounts outstanding under such note. At December 31, 2003, Mr. Clein owed us $59,554 and $281,498 under the Stock Notes and Tax Notes, respectively.

Joseph P. Donlan, a director of the Company, is the co-manager of The 1818 Mezzanine Fund II, L.P. (the "1818 Fund"), which is managed by Brown Brothers Harriman & Co. ("Brown Brothers"). Mr. Donlan is a managing director of Brown Brothers. On June 28, 2002, we entered into a securities purchase agreement with the 1818 Fund to issue up to $20 million of senior subordinated notes with detachable warrants. At the closing on June 28, 2002, a total of $10 million of the senior subordinated notes were issued. The notes have a term of seven years and bear interest at 12% annually, payable quarterly. We issued detachable stock purchase warrants to the 1818 Fund for the purchase of 372,412 shares of our common stock at an exercise price of $.01 per share. On May 16, 2003, we issued 372,039 shares of our common stock to the 1818 Fund upon exercise of the 1818 Fund's stock purchase warrant. On June 30, 2003, we repaid principal of $10 million, accrued interest and a prepayment penalty of 3% to the 1818 Fund with proceeds from our issuance of 10 5/8% senior subordinated notes, and we no longer have the ability to borrow under the Securities Purchase Agreement with the 1818 Fund.

On February 4, 2003, our stockholders approved the private placement of $25 million of series A convertible preferred stock with affiliates of Oak Investment Partners and Salix Ventures and the 1818 Fund. The 1818 Fund invested an aggregate of $999,999 and received an aggregate of 181,818 shares of series A convertible preferred stock. Oak Investment Partners invested an aggregate of $20,000,001 and received an aggregate of 3,636,364 shares of series A convertible preferred stock. Salix Ventures invested an aggregate of $3,999,996 and received an aggregate of 727,272 shares of series A convertible preferred stock. One half of the series A convertible preferred stock was issued on April 1, 2003. The other half was issued on June 19, 2003. The proceeds of the sale of the series A convertible preferred stock were used to acquire Ramsay, six facilities from The Brown Schools, and to pay down a portion of our long-term debt.

14. DISCLOSURES ABOUT REPORTABLE SEGMENTS

In accordance with the criteria of Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information, ("SFAS 131") we operate two reportable segments: (1) owned and leased facilities and (2) management contracts. Each of our inpatient facilities and inpatient management contracts qualifies as an operating segment under SFAS 131; however, none is individually material. We have aggregated our operations into two reportable segments based on the characteristics of the services provided. As of December 31, 2003, the owned and leased facilities segment provides mental health and behavioral heath services to patients in its 20 owned and four leased inpatient facilities in 14 states. The management contracts segment provides inpatient psychiatric management and development services to 42 inpatient behavioral health units in hospitals and clinics in 15 states and provides mental health and behavioral health services to 8 inpatient facilities for state government agencies. Activities classified as "Corporate and Other" in the following schedule relate primarily to unallocated home office items.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income
(loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption labeled "Other expenses." These other expenses may occur in future periods, but the amounts recognized can vary significantly from period to period and do not directly relate to ongoing operations of our health care facilities. Our management relies on adjusted EBITDA as the primary measure to review and assess the operating performance of our inpatient facilities and their management teams. We believe it is useful to investors to provide disclosures of our operating results on the same basis as that used by management. Management and investors also review adjusted EBITDA to evaluate our overall performance and to compare our current operating results with corresponding periods and with other companies in the health care industry. You should not consider adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies. The following is a financial summary by business segment for the periods indicated (dollars in thousands):

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


                          Year ended December 31, 2003

                                                  Owned and
                                                   Leased       Management     Corporate
                                                  Facilities     Contracts      and Other    Consolidated
                                                  ----------     ---------      --------     ------------
Revenue                                            $223,340      $ 61,606       $   --         $ 284,946

Adjusted EBITDA                                    $ 30,801      $ 11,365       $ (7,339)      $  34,827
Interest expense, net                                 6,996            92          7,693          14,781
Provision for income taxes                            2,165            73          1,562           3,800
Depreciation and amortization                         4,410         1,135            189           5,734
Inter-segment expenses                                5,639         1,432         (7,071)           --
Other expenses:
       Loss on refinancing long-term debt              --            --            4,856           4,856
       Change in valuation of put warrants             --            --              960             960
       Change in reserve of stockholder notes          --            (545)          --              (545)
                                                   --------      --------       --------       ---------
             Total other expenses                      --            (545)         5,816           5,271
                                                   --------      --------       --------       ---------
Income (loss) from continuing operations           $ 11,591      $  9,178       $(15,528)      $   5,241
                                                   ========      ========       ========       =========
Segment assets                                     $246,526      $ 35,599       $ 65,533       $ 347,658
                                                   ========      ========       ========       =========
Capital expenditures                               $  5,516      $   --         $    239       $   5,755
                                                   ========      ========       ========       =========
Cost in excess of net assets acquired              $ 45,093      $ 23,877       $   --         $  68,970
                                                   ========      ========       ========       =========


                          Year ended December 31, 2002

                                                 Owned and
                                                   Leased      Management   Corporate
                                                 Facilities    Contracts    and Other    Consolidated
                                                 ----------    ---------    ---------    ------------
Revenue                                            $81,929      $31,983      $  --         $ 113,912

Adjusted EBITDA                                    $ 9,343      $ 7,082      $(4,118)      $  12,307
Provision for (benefit from) income taxes             --            324       (1,331)         (1,007)
Depreciation and amortization                        1,286          379          105           1,770
Interest expense                                     3,375          325        1,864           5,564
Inter-segment expenses                               3,149          902       (4,051)           --
Other expenses:
       Stock compensation expense                     --           --            118             118
       Loss on refinancing long-term debt             --           --             86              86
       Change in reserve of stockholder notes         --             92         --                92
                                                   -------      -------      -------       ---------
             Total other expenses                     --             92          204             296
                                                   -------      -------      -------       ---------
Income (loss) from continuing operations           $ 1,533      $ 5,060      $  (909)      $   5,684
                                                   =======      =======      =======       =========
Segment assets                                     $51,004      $33,012      $ 6,122       $  90,138
                                                   =======      =======      =======       =========
Capital expenditures                               $16,092      $   171      $   622       $  16,885
                                                   =======      =======      =======       =========
Cost in excess of net assets acquired              $ 1,238      $27,580      $     4       $  28,822
                                                   =======      =======      =======       =========

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


                          Year ended December 31, 2001

                                             Owned and
                                               Leased      Management   Corporate
                                             Facilities    Contracts    and Other   Consolidated
                                             ----------    ---------    ---------   ------------
Revenue                                        $16,020      $27,979      $  --         $43,999

Adjusted EBITDA                                $ 1,374      $ 6,469      $(2,011)      $ 5,832
Depreciation and amortization                      170          715           60           945
Interest expense                                   533          324        1,803         2,660
Inter-segment expenses                             448        1,773       (2,221)         --
Other expenses:
       Loss on refinancing long-term debt         --           --          1,237         1,237
                                               -------      -------      -------       -------
             Total other expenses                 --           --          1,237         1,237
                                               -------      -------      -------       -------
Income (loss) from continuing operations       $   223      $ 3,657      $(2,890)      $   990
                                               =======      =======      =======       =======
Segment assets                                 $31,471      $20,394      $ 2,429       $54,294
                                               =======      =======      =======       =======
Capital expenditures                           $18,373      $  --        $   116       $18,489
                                               =======      =======      =======       =======
Cost in excess of net assets acquired          $   538      $14,666      $     4       $15,208
                                               =======      =======      =======       =======

15. OTHER INFORMATION

A summary of activity in allowance for doubtful accounts follows (in thousands):



                                         Balances       Additions           Additions      Accounts written     Balances
                                       at beginning  charged to costs       charged to       off, net of         at end
                                        of period     and expenses      other accounts(1)    recoveries         of period
                                       ------------   ---------------   -----------------  ----------------     ---------
Allowance for doubtful accounts:
Year ended December 31, 2001              $2,443            662                921                86               $3,940
Year ended December 31, 2002               3,940          3,681                461             2,798                5,284
Year ended December 31, 2003               5,284          6,315              4,338             8,446                7,491



(1)      Allowances as a result of acquisition.

16. QUARTERLY INFORMATION (UNAUDITED)

Summarized results for each quarter in the years ended December 31, 2003 and 2002 are as follows (in thousands, except per share data):


                                                   1st Quarter       2nd Quarter       3rd Quarter      4th Quarter
                                                   -----------       -----------       -----------      -----------
2003
     Revenue                                         $37,104          $ 57,438           $93,923          $96,481
     Income (loss) from continuing operations        $   789          $   (594)          $ 2,307          $ 2,739
     Net income available to common stockholders     $   789          $   (771)          $ 2,103          $ 2,284

     Earnings per share:
     Basic                                           $  0.10          $  (0.09)          $  0.24          $  0.26
     Diluted                                         $  0.10          $  (0.09)          $  0.18          $  0.19

2002
     Revenue                                         $23,188          $ 22,622           $32,280          $35,822
     Net income available to common stockholders     $   755          $    857           $ 1,606          $ 2,466

     Earnings per share:
     Basic                                           $  0.15          $   0.17           $  0.24          $  0.32
     Diluted                                         $  0.14          $   0.16           $  0.22          $  0.30

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


In the second quarter of 2003, we incurred a loss on refinancing long-term debt of approximately $4.6 million in conjunction with early repayments of portions of our long-term debt with proceeds from our issuance of $150 million in 10 5/8% senior subordinated notes.

17. FINANCIAL INFORMATION FOR THE COMPANY AND ITS SUBSIDIARIES

We conduct substantially all of our business through our subsidiaries. Presented below is consolidated financial information for us and our subsidiaries as of December 31, 2003 and 2002, and for the years then ended. The information segregates the parent company (Psychiatric Solutions, Inc.), the combined wholly-owned subsidiary guarantors, the combined non-guarantors, and eliminations. All of the subsidiary guarantees are both full and unconditional and joint and several. No combining financial information has been presented for periods prior to December 31, 2002 as there were no non-guarantor subsidiaries prior to November 2002.


                           PSYCHIATRIC SOLUTIONS, INC.
                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 31, 2003
                             (DOLLARS IN THOUSANDS)

                                                                           COMBINED                                     TOTAL
                                                                          SUBSIDIARY  COMBINED NON- CONSOLIDATING    CONSOLIDATED
                                                              PARENT      GUARANTORS   GUARANTORS    ADJUSTMENTS       AMOUNTS
                                                             --------     ----------   -----------  -------------     --------
Current Assets:
     Cash                                                    $   --        $ 43,456      $ 1,498      $    --         $ 44,954
     Accounts receivable, net                                    --          56,617         --             --           56,617
     Prepaids and other                                          --          11,056           19           --           11,075
                                                             --------      --------      -------      ---------       --------
Total current assets                                             --         111,129        1,517           --          112,646
Property and equipment, net of accumulated
   depreciation                                                  --         126,879       31,029         (8,319)       149,589
Cost in excess of net assets acquired                            --          68,970         --             --           68,970
Contracts, net                                                   --           2,850         --             --            2,850
Investment in subsidiaries                                    199,154          --           --         (199,154)          --
Other assets                                                    7,731         1,919        3,953           --           13,603
                                                             --------      --------      -------      ---------       --------
Total assets                                                 $206,885      $311,747      $36,499      $(207,473)      $347,658
                                                             ========      ========      =======      ==========      ========

Current Liabilities:
     Accounts payable                                        $   --        $ 11,417      $  --        $    --         $ 11,417
     Salaries and benefits payable                               --          13,074         --             --           13,074
     Other accrued liabilities                                    871        18,987        1,090           (969)        19,979
     Current portion of long-term debt                           --             801          222           --            1,023
                                                             --------      --------      -------      ---------       --------
Total current liabilities                                         871        44,279        1,312           (969)        45,493
Long-term debt, less current portion                          150,369          --         23,611           --          173,980
Deferred tax liability                                           --           6,762         --             --            6,762
Other liabilities                                               3,218           592         --              969          4,779
                                                             --------      --------      -------      ---------       --------
Total liabilities                                             154,458        51,633       24,923           --          231,014
Series A convertible preferred stock                           25,316          --           --             --           25,316
Stockholders' equity:
Total stockholders' equity                                     27,111       260,114       11,576       (207,473)        91,328
                                                             --------      --------      -------      ---------       --------
Total liabilities and stockholders' equity                   $206,885      $311,747      $36,499      $(207,473)      $347,658
                                                             ========      ========      =======      =========       ========

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003



                           PSYCHIATRIC SOLUTIONS, INC.
                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 31, 2002
                             (DOLLARS IN THOUSANDS)

                                                                           COMBINED                                    TOTAL
                                                                          SUBSIDIARY  COMBINED NON- CONSOLIDATING   CONSOLIDATED
                                                              PARENT      GUARANTORS   GUARANTORS    ADJUSTMENTS      AMOUNTS
                                                             --------     ----------   -----------  -------------    --------
Current Assets:
     Cash                                                    $  --        $ 1,175       $1,217        $   --         $ 2,392
     Accounts receivable, net                                   --         19,473         --              --          19,473
     Prepaids and other                                         --          2,204           15            --           2,219
                                                             -------      -------       ------        --------       -------
Total current assets                                            --         22,852        1,232            --          24,084
Property and equipment, net of accumulated depreciation         --         27,719        5,828            --          33,547
Cost in excess of net assets acquired                           --         28,822         --              --          28,822
Contracts, net                                                  --            607         --              --             607
Investment in subsidiaries                                    76,693         --           --           (76,693)         --
Other assets                                                    --          2,295          783            --           3,078
                                                             -------      -------       ------        --------       -------
Total assets                                                 $76,693      $82,295       $7,843        $(76,693)      $90,138
                                                             =======      =======       ======        ========       =======

Current Liabilities:
     Accounts payable                                        $  --        $ 3,338       $ --          $   --         $ 3,338
     Salaries and benefits payable                              --          4,825         --              --           4,825
     Other accrued liabilities                                   929        5,460           93            --           6,482
     Revolving line of credit                                  5,383         --           --              --           5,383
     Current portion of long-term debt                         1,644         --             43            --           1,687
                                                             -------      -------       ------        --------       -------
Total current liabilities                                      7,956       13,623          136            --          21,715
Long-term debt, less current portion                          28,267        3,600        4,885            --          36,752
Deferred tax liability                                          --            258         --              --             258
Other liabilities                                               --            864         --              --             864
                                                             -------      -------       ------        --------       -------
Total liabilities                                             36,223       18,345        5,021            --          59,589
Stockholders' equity:
Total stockholders' equity                                    40,470       63,950        2,822         (76,693)       30,549
                                                             -------      -------       ------        --------       -------
Total liabilities and stockholders' equity                   $76,693      $82,295       $7,843        $(76,693)      $90,138
                                                             =======      =======       ======        ========       =======

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


                           PSYCHIATRIC SOLUTIONS, INC.
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
                             (DOLLARS IN THOUSANDS)

                                                                        COMBINED                                       TOTAL
                                                                       SUBSIDIARY    COMBINED NON-  CONSOLIDATING   CONSOLIDATED
                                                         PARENT        GUARANTORS     GUARANTORS     ADJUSTMENTS      AMOUNTS
                                                        --------       ----------     -----------   -------------    --------
Revenue                                                 $    --         $ 284,946       $ 1,802       $  (1,802)      $ 284,946
Salaries, wages and employee benefits                        --           147,069          --              --           147,069
Professional fees                                            --            32,372            94            --            32,466
Supplies                                                     --            16,371          --              --            16,371
Rentals and leases                                           --             4,043          --              --             4,043
Other operating expenses                                      545          45,109           903          (2,702)         43,855
Provision for bad debts                                      --             6,315          --              --             6,315
Depreciation and amortization                                --             5,287           447            --             5,734
Interest expense                                           14,089             124           568            --            14,781
Loss on refinancing of long-term debt                       4,856            --            --              --             4,856
Change in valuation of put warrants                           960            --            --              --               960
Change in reserve of stockholder notes                       (545)           --            --              --              (545)
                                                        ---------       ---------       -------       ---------       ---------
                                                           19,905         256,690         2,012          (2,702)        275,905
(Loss) income from continuing operations before
    income taxes                                          (19,905)         28,256          (210)            900           9,041
(Benefit from) provision for income taxes                  (7,357)         11,156             1            --             3,800
                                                        ---------       ---------       -------       ---------       ---------
(Loss) income from continuing operations                  (12,548)         17,100          (211)            900           5,241
Loss from discontinued opeations                             --               (25)         --              --               (25)
                                                        ---------       ---------       -------       ---------       ---------
Net (loss) income                                         (12,548)         17,075          (211)            900           5,216
Accrued preferred stock dividends                             811            --            --              --               811
                                                        ---------       ---------       -------       ---------       ---------
Net (loss) income available to common shareholders      $ (13,359)      $  17,075       $  (211)      $     900       $   4,405
                                                        =========       =========       =======       =========       =========




                           PSYCHIATRIC SOLUTIONS, INC.
                   CONDENSED CONSOLIDATING STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
                             (DOLLARS IN THOUSANDS)

                                                                     COMBINED                                        TOTAL
                                                                    SUBSIDIARY    COMBINED NON-   CONSOLIDATING   CONSOLIDATED
                                                      PARENT        GUARANTORS     GUARANTORS      ADJUSTMENTS      AMOUNTS
                                                     --------       ----------     -----------    -------------    --------
Revenue                                              $    --         $ 113,794       $    118       $    --         $ 113,912

Salaries, wages and employee benefits                     --            62,326           --              --            62,326
Professional fees                                         --            14,327             46            --            14,373
Supplies                                                  --             5,325           --              --             5,325
Rentals and leases                                        --               870           --              --               870
Other operating expenses                                   769          14,489             68            --            15,326
Provision for bad debts                                   --             3,681           --              --             3,681
Equity in earnings of subsidiaries                     (11,669)           --             --            11,669            --
Depreciation and amortization                             --             1,750             20            --             1,770
Interest expense                                         5,216             324             24            --             5,564
                                                     ---------       ---------       --------       ---------       ---------
                                                        (5,684)        103,092            158          11,669         109,235
Income (loss) from continuing operations before
    income taxes                                         5,684          10,702            (40)        (11,669)          4,677
Benefit from income taxes                                 --            (1,007)          --              --            (1,007)
                                                     ---------       ---------       --------       ---------       ---------
Net (loss) income                                    $   5,684       $  11,709       $    (40)      $ (11,669)      $   5,684
                                                     =========       =========       ========       =========       =========

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


                           PSYCHIATRIC SOLUTIONS, INC.
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
                             (DOLLARS IN THOUSANDS)

                                                                           COMBINED                                        TOTAL
                                                                          SUBSIDIARY    COMBINED NON-   CONSOLIDATING   CONSOLIDATED
                                                            PARENT        GUARANTORS     GUARANTORS      ADJUSTMENTS      AMOUNTS
                                                           --------       ----------     -----------    -------------    --------
OPERATING ACTIVITIES
Net (loss) income                                          $ (12,548)      $ 17,075       $   (211)      $    900       $   5,216
Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating activities:
     Depreciation and amortization                              --            5,287            447           --             5,734
     Provision for doubtful accounts                            --            6,315           --             --             6,315
     Accretion of detachable warrants                            162           --             --             --               162
     Amortization of loan costs                                1,454           --               24           --             1,478
     Loss on refinancing long-term debt                        4,856           --             --             --             4,856
     Change in valuation of put warrants                         960           --             --             --               960
     Change in reserve on stockholder notes                     (545)          --             --             --              (545)
     Loss from discontinued operations                          --               25           --             --                25
     Long-term interest accrued                                 --              124           --             --               124
     Changes in operating assets and liabilities, net of
     effect of acquisitions:
          Accounts receivable                                   --          (11,709)          --             --           (11,709)
          Prepaids and other current assets                   (7,731)         9,948             (4)          --             2,213
          Accounts payable                                      --           (1,979)                         --            (1,979)
          Accrued liabilities and other liabilities              (58)         4,539            997           --             5,478
                                                           ---------       --------       --------       --------       ---------
Net cash (used in) provided by continuing operating
     activities                                              (13,450)        29,625          1,253            900          18,328
INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash acquired            (100,424)          --             --             --          (100,424)
Capital purchases of property and equipment                     --           (5,755)       (25,487)        25,487          (5,755)
Purchase of long-term securities                                               --             (971)                          (971)
Other assets                                                    --             (904)            (4)          --              (908)
                                                           ---------       --------       --------       --------       ---------
Net used in investing activities                            (100,424)        (6,659)       (26,462)        25,487        (108,058)
FINANCING ACTIVITIES:
Net principal borrowings on long-term debt                    61,980           --           18,962        (18,962)         61,980
Net transfers to and from members                            (18,418)        19,315          6,528         (7,425)           --
Payment of loan and issuance costs                            (1,998)          --             --             --            (1,998)
Refinancing of long-term debt                                 (1,410)          --             --             --            (1,410)
Proceeds from issuance of series A convertible preferred
     stock, net of issuance costs                             24,505           --             --             --            24,505
Proceeds from secondary offering of common stock,
     net of issuance costs                                    48,897           --             --             --            48,897
Proceeds from issuance of common stock                           318           --             --             --               318
                                                           ---------       --------       --------       --------       ---------
Net cash provided by (used in) financing activities          113,874         19,315         25,490        (26,387)        132,292
Net increase in cash                                            --           42,281            281           --            42,562
Cash at beginning of year                                       --            1,175          1,217           --             2,392
                                                           ---------       --------       --------       --------       ---------
Cash at end of year                                        $    --         $ 43,456       $  1,498       $   --         $  44,954
                                                           =========       ========       ========       ========       =========

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

                           PSYCHIATRIC SOLUTIONS, INC.
                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
                             (DOLLARS IN THOUSANDS)



                                                                           COMBINED                                        TOTAL
                                                                          SUBSIDIARY    COMBINED NON-   CONSOLIDATING   CONSOLIDATED
                                                            PARENT        GUARANTORS     GUARANTORS      ADJUSTMENTS      AMOUNTS
                                                           --------       ----------     -----------    -------------    --------
OPERATING ACTIVITIES
Net income (loss)                                           $  5,684         11,709       $   (40)      $(11,669)      $  5,684
Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating activities:
     Depreciation and amortization                              --            1,750            20           --            1,770
     Provision for doubtful accounts                            --            3,681          --             --            3,681
     Accretion of detachable warrants                           --              677          --             --              677
     Non-cash stock compensation expense                        --              118          --             --              118
     Amortization of loan costs                                 --              419          --             --              419
     Release of deferred tax asset valuation allowance          --           (1,332)         --             --           (1,332)
     Additional reserve on stockholder notes                    --               92          --             --               92
     Long-term interest accrued                                 --              324          --             --              324
     (Loss) equity in earnings of subsidiaries               (11,669)          --            --           11,669           --
     Changes in operating assets and liabilities, net of
     effect of acquisitions:
          Accounts receivable                                   --           (1,348)         --             --           (1,348)
          Prepaids and other current assets                     --             (353)          (46)          --             (399)
          Accounts payable                                      --           (2,523)                        --           (2,523)
          Accrued liabilities and other liabilities              929            764            66           --            1,759
                                                            --------       --------       -------       --------       --------
Net cash (used in) provided by continuing operating
     activities                                               (5,056)        13,978          --             --            8,922
INVESTING ACTIVITIES:
Cash acquired for acquisitions, net of cash paid                --            6,243          --             --            6,243
Capital purchases of property and equipment                     --           (1,470)         --             --           (1,470)
Other assets                                                    --             (612)         --             --             (612)
                                                            --------       --------       -------       --------       --------
Net used in investing activities                                --            4,161          --             --            4,161
FINANCING ACTIVITIES:
Net principal borrowings (payments) on long-term debt          7,484        (19,256)         --             --          (11,772)
Payment of loan costs                                           --             (234)         --             --             (234)
Proceeds from issuance of common stock                          --               53          --             --               53
Change in intercompany                                        (2,428)         2,428          --             --             --
                                                            --------       --------       -------       --------       --------
Net cash provided by (used in) financing activities            5,056        (17,009)         --             --          (11,953)
Net increase in cash                                            --            1,130          --             --            1,130
Cash at beginning of year                                       --               45         1,217           --            1,262
                                                            --------       --------       -------       --------       --------
Cash at end of year                                         $   --         $  1,175       $ 1,217       $   --         $  2,392
                                                            ========       ========       =======       ========       ========


18. SUBSEQUENT EVENTS (UNAUDITED)

On January 6, 2004, we entered into a revolving credit facility with Bank of America, N.A. of up to $50 million. The revolving credit facility has a three-year term and is secured by all real property owned by us or our subsidiaries that has a value in excess of $2.5 million, the stock of all of our operating subsidiaries and substantially all of the personal property owned by us or our subsidiaries. Our credit agreement with Bank of America, N.A. prohibits us from paying dividends on our common stock. We will incur a $6.4 million loss from refinancing long-term debt in the first quarter of 2004, which includes the payment of a termination fee to CapitalSource Finance, LLC, our former senior lender.

On January 26, 2004, we entered into an interest rate swap agreement to manage our exposure to fluctuations in interest rates. The swap agreement effectively converts $20 million of fixed-rate long-term debt to a LIBOR indexed variable rate instrument plus an agreed upon interest rate spread.

On March 1, 2004, we acquired two inpatient psychiatric facilities from Brentwood Behavioral Health ("Brentwood") for approximately $28 million cash with an earn-out of up to $5 million contingent upon Brentwood's future financial results. The facilities, which have an aggregate of 311 licensed beds, are located in Shreveport, Louisiana and Jackson, Mississippi.

On April 23, 2004, we entered into an interest rate swap agreement to manage our exposure to fluctuations in interest rates. The swap agreement effectively converts $30.0 million of fixed-rate long-term debt to a LIBOR indexed variable rate instrument plus an agreed upon interest rate spread of 5.51%.

                           PSYCHIATRIC SOLUTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


On May 1, 2004, we completed the acquisition of all of the membership interests of Palmetto Behavioral Health System, LLC, an operator of two inpatient behavioral health care facilities, for approximately $6.4 million. The two inpatient facilities, located in Charleston and Florence, South Carolina, have 161 beds.

On June 1, 2004, we completed the acquisition of four inpatient behavioral health care facilities from Heartland Healthcare for $49.9 million. The four facilities, located in Summit, New Jersey, Ft. Lauderdale, Florida, Arlington, Texas and Eden Prairie, Minnesota, have a total of 360 beds.

On June 11, 2004, we completed the acquisition of Piedmont Behavioral Health Center LLC ("Piedmont"), a 78 bed inpatient behavioral health care facility located in Leesburg, Virginia, for $10.7 million.

On June 30, 2004, we completed the acquisition of substantially all the assets of Alliance Behavioral Health Group ("Alliance Behavioral"), a system of inpatient behavioral health care facilities with 144 beds located in Santa Teresa, New Mexico, for $12.5 million.

During the quarter ended June 30, 2004, certain holders of our series A convertible preferred stock converted 2,272,727 shares of series A convertible preferred stock and related accrued dividends into 2,389,428 shares of our common stock.

During the quarter ended September 30, 2004, certain holders of our series A convertible preferred stock converted 454,545 shares of series A convertible preferred stock and related accrued dividends into 481,600 shares of our common stock.

During the quarter ended December 31, 2004, certain holders of our series A convertible preferred stock converted 1,818,182 shares of our series A convertible preferred stock and related accrued dividends into 1,942,442 shares of our common stock. Following these conversions, we have no shares of our series A convertible preferred stock outstanding.

On November 1, 2004, we purchased the real estate housing the operations of Summit Hospital in Summit, New Jersey for approximately $15.9 million. Summit Hospital was one of four inpatient psychiatric facilities acquired from Heartland on June 1, 2004. Subsequent to the acquisition of this facility on June 1, 2004, we leased the real estate from a third party.





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